Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Leggett & Platt, Incorporated of our report dated February 22, 2017 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

1.	Form S-3ASR, Registration No. 333-203064
2.	Form S-8, Registration No. 333-60494
3.	Form S-8, Registration No. 333-82524
4.	Form S-8, Registration No. 333-113966
5.	Form S-8, Registration No. 333-115845
6.	Form S-8, Registration No. 333-124735
7.	Form S-8, Registration No. 333-150758
8.	Form S-8, Registration No. 333-157535
9.	Form S-8, Registration No. 333-157536
10.	Form S-8, Registration No. 333-166960
11.	Form S-8, Registration No. 333-181432
12.	Form S-8, Registration No. 333-194364
13.	Form S-8, Registration No. 333-202727
14.	Form S-8, Registration No. 333-203992
15.	Form S-8, Registration No. 333-203995
16.	Form S-8, Registration No. 333-210077

/S/ PRICEWATERHOUSECOOPERS LLP
St. Louis, Missouri
February 22, 2017